AMENDMENT to
CUSTODIAN AGREEMENT

AMENDMENT AGREEMENT, effective as of January 1, 2009, by and among each of the entities listed on Appendix A hereto (each, a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “State Street”).

WHEREAS, the Funds and Investors Bank & Trust Company (“IBT”) entered into a Custodian Agreement dated August 15, 2003, (as amended, modified and supplemented through the date hereof, the “Custodian Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Custodian under the Custodian Agreement; and

WHEREAS, the Funds have requested that State Street further amend the Custodian Agreement and State Street has agreed to do so an accommodation to the Funds notwithstanding that, as amended, the Custodian Agreement is not identical to the form of custodian agreement customarily entered into by State Street as custodian, in order that the services to be provided to the Funds on behalf of its Portfolios by State Street, as successor by merger to IBT, may be made consistently and predictably to the Funds.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

“(i) the names, signatures and authority of the Authorized Persons, which may include, to the extent acceptable to the Bank (after reasonable consideration of all relevant factors), specific transaction authorizations and/or dollar limitations applicable to any Authorized Person;”

2.	Miscellaneous.

(a)	Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

EACH TIFF ENTITY LISTED ON APPENDIX A HERETO

By:  /s/ Kelly Lundstrom
Name:  Kelly Lundstrom
Title:  Vice President

STATE STREET BANK AND TRUST COMPANY

By:  /s/ Joseph C. Antonellis
Name:  Joseph C. Antonellis
Title:   Vice Chairman

APPENDIX A

TIFF INVESTMENT PROGRAM, INC., on behalf of
TIFF U.S. EQUITY FUND
TIFF INTERNATIONAL EQUITY FUND
TIFF SHORT-TERM FUND
TIFF MULTI-ASSET FUND

TIFF PARTNERS I, LLC
TIFF PARTNERS II, LLC
TIFF PARTNERS III, LLC
TIFF PARTNERS IV, LLC
TIFF PARTNERS V-US, LLC
TIFF PARTNERS V-INTERNATIONAL, LLC
TIFF PRIVATE EQUITY PARTNERS 2005, LLC
TIFF PRIVATE EQUITY PARTNERS 2006, LLC
TIFF PRIVATE EQUITY PARTNERS 2007, LLC
TIFF PRIVATE EQUITY PARTNERS 2008, LLC
TIFF SECONDARY PARTNERS I, LLC
TIFF SECONDARY PARTNERS II, LLC
TIFF REALTY AND RESOURCES I, LLC
TIFF REALTY AND RESOURCES II, LLC
TIFF REALTY AND RESOURCES III, LLC
TIFF REALTY AND RESOURCES 2008, LLC
TIFF REAL ESTATE PARTNERS I, LLC
TIFF REAL ESTATE PARTNERS II, LLC

TIFF ABSOLUTE RETURN POOL
TIFF ABSOLUTE RETURN POOL II